NB SUPPLY MANAGEMENT CORP.

as Manager,

and

GAC MANUFACTURING, LLC,

as Manufacturing

AMENDED AND RESTATED SUPPLY MANAGEMENT AGREEMENT
Dated as of August 15, 2008

TABLE OF CONTENTS

-i-

Appendix A: Standard Definitions

Exhibit A: [Reserved]

Exhibit B: Power of Attorney

Exhibit C: Form of Manager Report

Exhibit D: Litigation

Schedule 1: Insurance

-ii-

AMENDED AND RESTATED SUPPLY MANAGEMENT AGREEMENT

This AMENDED AND RESTATED SUPPLY MANAGEMENT AGREEMENT is dated as of August 15, 2008 (this “Supply Management Agreement”), and is by and between NB SUPPLY MANAGEMENT CORP., a Delaware corporation (the “Manager”) and GAC MANUFACTURING, LLC, a Delaware limited liability company (“Manufacturing”).

PRELIMINARY STATEMENT

As of the date of this Supply Management Agreement, Manufacturing owns the Real Property and certain other Assets (the “Manufacturing Assets”) as set forth in that certain Security Agreement Supplement, dated as of the date hereof, by and among Manufacturing, NexCen Holding Corporation, GAC Supply, LLC (“Supply”) and BTMU Capital Corporation (the “GAC Supply and Manufacturing Security Agreement Supplement”); and Manufacturing and Supply have entered into that certain Manufacturing Agreement, dated as of January 29, 2008 (the “Manufacturing Agreement”) pursuant to which Manufacturing shall provide dough and other ancillary products, as described in such agreement, to Supply.

This Supply Management Agreement hereby amends and restated in its entirety that certain Supply Management Agreement, dated as of August 15, 2008 (the “Original Management Agreement”), by and between the parties hereto. By executing this Supply Management Agreement, each of the parties hereto consents to such Amendment.

Manufacturing has requested that the Manager provide certain management services and assist and advise in the management of the Manufacturing Assets and the performance of the duties of Manufacturing under the Manufacturing Agreement and other Transaction Documents to which Manufacturing is party.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Defined Terms.

(a) Except as otherwise expressly provided herein or unless the context otherwise requires, the capitalized terms used, but not defined, herein shall have the respective meanings specified in the Standard Definitions attached to the Security Agreement as Appendix A. The definitions of such terms are equally applicable both to the singular and plural forms of such terms.

(b) All references in this instrument to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed or if amended or supplemented, as so amended and supplemented. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supply Management Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. The words “including” and “include” shall be deemed to be followed by the words “without limitation”. References to Persons herein shall be deemed to include their permitted successors and assigns. Additionally, and for the avoidance of doubt, all references to “NexCen Brands” shall be deemed to refer to any entity, including any other Affiliate thereof, into which NexCen Brands shall merge, or consolidate, or to which NexCen Brands shall contribute, sell, or otherwise transfer any material portion of its assets or liabilities.

ARTICLE II.

DUTIES OF THE MANAGER

Section 2.1 Nature of Management Services.

(a) Management Services. Manufacturing hereby appoints the Manager, as manager, to provide the Management Services. The Manager hereby agrees to such appointment. The Manager hereby agrees to perform all of the following services (the “Management Services”) at its sole cost and expense, except as may otherwise be provided herein, and in accordance with the standards set forth in Section 2.1(b) hereof, for the benefit of Manufacturing including:

(i)
to manage the Manufacturing Assets, and to take any and all actions on behalf of Manufacturing which may be necessary, required, convenient or incidental to cause the business to be conducted, including without limitation, compliance with the Security Deed, the Transaction Documents and all laws and ordinances applicable to the Real Property and the operation of Manufacturing’s business;

(ii)	to pay all Manager Costs as and when due;

(iii)	to record ownership changes, and other conveyances, in connection with the Manufacturing Assets;

(iv)
to pursue the business strategy chosen by Manufacturing to maximize the value of and the income derived from the Manufacturing Assets and the ability to manufacture the product to be delivered to Supply under the Manufacturing Agreement and on the Franchisees of GAC Franchising, LLC;

(v)
to cause Manufacturing to enter into, enforce its rights under and comply with the provisions of the Manufacturing Agreement (including, without limitation, causing Manufacturing to purchase raw materials, providing employees necessary to facilitate production of product and otherwise manage the production of the product) and from time to time, to take reasonable steps to negotiate, amend and/or renew the terms of the Manufacturing Agreement consistent with the exercise of sound business judgment and the other provisions hereof and the other Transaction Documents;

(vi)	to coordinate distribution of product to Supply pursuant to the Manufacturing Agreement, and to bill and collect accounts receivable from Supply in connection with the same

(vii)
to keep the Manufacturing Assets and Real Property in good working order and useable condition as necessary to comply with the Transaction Documents, including with respect to taking all reasonable steps for their physical repair and maintenance;

(viii)
to manage the affairs and take all such action as may be necessary to cause Manufacturing to be in compliance with, and enforce its rights under, its obligations under the Transaction Documents, including, without limitation, with respect to the deposit of all Collections into the appropriate accounts as required by the provisions of the Security Agreement and the disbursement of monies as set forth in Sections 6.6 and 14.1 of the Security Agreement and with respect to the Security Deed;

(ix)	to enforce and collect payment of the amount owing on each Manufacturing Asset;

(x)	to respond, on behalf of Manufacturing, to inquiries with respect to the Manufacturing Agreement and any supply agreements;

(xi)
to enforce and maintain, on behalf of Manufacturing, the terms of all Contracts (including all vendor contracts, leases of assets, supply contracts and other agreements in connection with the operation of the Manufacturing business and compliance with the Transaction Document) related to the Real Property and Manufacturing Assets, the manufacturing and distribution of the product in accordance with the terms of such Contracts and the Transaction Documents;

(xii)	to maintain separate, complete and accurate books and records with respect to all transactions contemplated hereunder in connection with the Real Property and Manufacturing Assets;

(xiii)
to deliver electronically or otherwise to Manufacturing on a calendar quarterly basis an informational listing of any additions, subtractions or changes to the Manufacturing Assets or the Real Property, the date of any new Contract and a summary of its key terms and, also, hard copies of all documents evidencing new Manufacturing Assets or Real Property;

(xiv)	to cause Manufacturing to pay all Taxes when due; and

(xv)	to procure and maintain all necessary or prudent licenses, permits, approvals or consents with respect to the Real Property, the Manufacturing business and the product.

The list of Management Services may be amended from time to time by mutual agreement of the Manager and Manufacturing, but subject to the prior written consent of the Agent.

(b) Manager’s Standard of Performance. The Manager shall exercise commercially reasonable efforts in performing the Management Services and shall perform the Management Services in accordance with industry practice, the express terms of this Supply Management Agreement and Applicable Law and with at least the same care, prudence, skill and diligence as the Manager would employ in the management of its own assets or any other assets that it manages.

(c) Discretionary Powers. The Manager shall exercise all discretionary powers involved in connection with the Management Services subject to the terms hereof, and shall pay all costs and expenses incurred in connection therewith that may be necessary or advisable for the carrying out of the transactions contemplated by this Supply Management Agreement. The Manager may, for its own account, seek the assistance of other parties in carrying out its duties hereunder.

(d) Approvals. The Manager shall consult with and obtain written approval from Manufacturing for any action in connection with the Manufacturing Assets that is not in the ordinary course of the Management Services. The Manager shall not take any action pursuant to this Supply Management Agreement on behalf of Manufacturing which is inconsistent with, or would cause Manufacturing, the Issuer, NexCen Brands or any of their Affiliates to violate, the Transaction Documents.

(e) Legal Proceedings. The Manager is hereby authorized, empowered, and agrees, in accordance with Section 2.1(b) and consistent with past practice and clause (b) above to commence, at Manufacturing’s sole cost and expense in its own name or in the name of Manufacturing, and to pursue legal proceedings relating to any aspect of the Manufacturing Assets. The Manager is hereby further authorized and empowered to determine whether and where to bring litigation, to retain counsel on a contingency fee or other basis to enforce Manufacturing’s rights in the Manufacturing Assets and to protect the value of the Manufacturing Assets and to obtain judgments with respect thereto. Manufacturing shall take any and all such actions that the Manager may deem necessary or appropriate to enable the Manager to carry out its duties under this Supply Management Agreement. If, in any legal proceeding, it shall be determined that the Manager may not enforce Manufacturing’s rights in the Manufacturing Assets and to protect the value of the Manufacturing Assets on the ground that is not a real party in interest or a holder entitled to enforce Manufacturing’s rights in the Manufacturing Assets and to protect the value of the Manufacturing Assets, Manufacturing, shall, at its expense, take such steps as the Manager deems reasonably necessary to enforce Manufacturing’s rights in the Manufacturing Assets and/or to protect the value of the Manufacturing Assets, including bringing suit in its own name or joining the action as a party.

(f) Principal Place of Business. All activities hereunder by the Manager and its employees shall be conducted from the Manager’s principal place of business identified in Section 8.1 hereof, or at such other location as to which Manufacturing and the Agent are provided thirty (30) days’ prior written notice.

Section 2.2 Manager Fee. As compensation for the performance of the Management Services, the Manager shall be entitled to the applicable Manager Fee, as provided in the Security Agreement. The Manager represents that the Manager Fee is not more or less than the fee that is customarily paid in arm’s length transactions for similar services. The Manager shall not be entitled to any other amounts for its services hereunder other than the Manager Fee. The Manager shall have the right, but not the obligation, to advance all Operating Expenses, provided, however, that the Manager shall not make any such advance if the Manager reasonably determines that such advance would not be ultimately recoverable from the Collections. On any Payment Date on which there is insufficient Distributable Cash in accordance with Section 14.1(a) of the Security Agreement to pay the Subordinate Manager Fee, in whole or in part, on such Payment Date, the Manager shall have the right to receive funds from the Held Collections Account to pay such shortfall in the Subordinate Manager Fee for the related Collection Period in accordance with, and to the extent amounts are available for such purpose under Section 14.1(b)(i) of the Security Agreement.

Section 2.3 Modifications, Amendments and Consents With Respect to the Manufacturing Assets. Except as provided in Section 2.1(d), the Manager shall not agree to any modification, waiver or amendment of any term of any material element of any agreements with respect to the Manufacturing Assets or to any extension of a Contract, if such modification, waiver or amendment, individually or together with all modifications, waivers or amendments previously made, shall reasonably be expected to result in a Material Adverse Change without the prior written consent of Franchising or Brands, as applicable, and the Agent; provided, however, that the Manager shall not make any modification, waiver or amendment to any Covered Material Contract in any material respect that is adverse or could reasonably be expected to be adverse to Franchise or Brands without the prior written consent of Franchising or Brands, as applicable and the Agent.

(a) Power of Attorney. So long as this Supply Management Agreement is in effect, Manufacturing hereby irrevocably constitutes and appoints the Manager and any officer thereof with full power of substitution, as its true and lawful attorney-in-fact with full power and authority to act in the place and stead of Manufacturing, and in the name of Manufacturing, or in its own name, from time to time in the Manager’s discretion, for the purpose of Managing the Manufacturing Assets, the business in which the Manufacturing Assets are employed and providing the Management Services in accordance with the terms of this Supply Management Agreement, and will execute the power of attorney in the form attached hereto as Exhibit B.

ARTICLE III.

EFFECTIVE DATE

This Supply Management Agreement shall become effective as of the date hereof and, except as provided in Article VII, shall continue in force on a calendar year to calendar year basis unless terminated in writing by either party on or before December 1 of any calendar year, but not earlier than the date after the date on which all Secured Obligations are indefeasibly paid in full in cash (other than with respect to any indemnity obligations or obligations under any Transaction Document that by their terms survive the termination thereof).

ARTICLE IV.

DEPOSIT OF COLLECTIONS

All Collections is the property of Manufacturing. All Collections received by the Manager shall be deposited into Manufacturing’s Co-Issuer Collection Account or as otherwise directed in writing by Manufacturing (acting the consent of the Agent), and the Manager shall direct that any Collections be paid to Manufacturing’s Co-Issuer Collection Account; provided, however, if, notwithstanding such direction, any proceeds of the Manufacturing Assets shall come into the possession or control of the Manager or its agents, the Manager shall hold such proceeds, or cause the same to be held, in the form received, in trust for Manufacturing and shall within one (1) Business Day after receipt thereof, cause the same to be deposited into Manufacturing’s Co-Issuer Collection Account.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE MANAGER

Section 5.1 Representations and Warranties. The Manager as of the Restatement Date and each Payment Date represents and warrants to, and in favor of, Manufacturing and the Agent that:

(a) Organization, Power, Qualification. The Manager (i) is a Delaware corporation, duly organized, validly existing and in good standing, (ii) has the corporate power, legal right and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is, and always has been, duly qualified and is in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and the failure to be so qualified could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(b) Authorization, Enforceability. The Manager (i) has the corporate power, and (ii) has taken all necessary action to authorize it to execute, deliver and perform this Supply Management Agreement in accordance with its terms and to consummate the transactions contemplated hereby. This Supply Management Agreement has been duly executed and delivered by the Manager and is a legal, valid and binding obligation of the Manager, enforceable in accordance with its terms, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other similar law affecting the enforcement of creditors’ rights and secured parties generally, and subject to the limitation that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) Non-Contravention. The execution, delivery and performance of this Supply Management Agreement in accordance with its terms and the consummation of the transactions contemplated hereby by the Manager do not and will not (i) require any consent or approval or authorization of, or giving notice to, any Person, except for consents and approvals that have already been obtained or notices that have been duly given, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under its Organizational Documents, or conflict with, result in a breach of a material provision under (with or without notice or lapse of time or both) any agreement or other instrument, to which the Manager is a party or by which it or any of its properties or assets may be bound, which conflict, breach or default would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Manager or on the ability of the Manager to perform any of its obligations under this Supply Management Agreement, or (iv) result in or require the creation or imposition of any Liens upon or with respect to any property now owned or hereafter acquired by the Manager.

(d) Compliance with Law.

(i)
The Manager is, and always has been, in compliance with all Applicable Laws, including without limitation those relating to ERISA and Taxes, except where non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(ii)
Except as previously set forth on Schedule VIII to the Security Agreement, the Manager, to the Manager’s knowledge, is not, and never has been, under investigation with respect to any violation of any Applicable Law, regulation, order or requirement relating to any of the foregoing in connection with its respective business.

(iii)
There does not currently exist, nor has there existed at any time since its formation, any threatened or actual dispute between the Manager and any of its outside accountants, auditors or other financial advisors.

(iv)
Neither the Manager nor any of its officers or agents, nor any Person acting on behalf of any of them, have made any illegal or improper payment to, or provided any illegal or improper benefit or inducement for, any governmental official, union official, supplier, customer, union or other Person, in an attempt to influence any such Person to take or to refrain from taking any action relating to the Manager, Manufacturing or the business of the Manager, Manufacturing, or to engage in any action by or on behalf of any of them in any way, or paid any bribe, payoff, influence payment, kickback or other unlawful payment. Neither the Manager nor any of the officers or agents of the Manager or any Person acting on behalf of any of them, have taken any action that violates the Foreign Corrupt Practices Act. The Manager has at all times been in compliance with all Applicable Laws relating to export control and trade embargoes. To the Manager’s knowledge, no product sold or service provided by the Manager or Manufacturing during the last five years has been, directly or indirectly, sold to or performed on behalf of any country where such sale of products or provision of services is prohibited by OFAC, the Department of Treasury or other U.S. governmental authority.

(e) Litigation. There is no, and never has been, action, suit or proceeding pending or, to the knowledge of the Manager, threatened against the Manager or any of its properties or assets in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if decided adversely to the Manager, would reasonably be expected to result in a Material Adverse Change.

(f) Governmental Regulation. The Manager is not required to obtain any consent, approval, authorization, permit or license from, or effect any filing or registration with, any Governmental Authority in connection with the execution, delivery and performance, in accordance with its respective terms, of this Supply Management Agreement.

(g) Investment Company. The Manager is not, and has never been, an “investment company” within the meaning of the Investment Company Act.

(h) Bankruptcy. The Manager is not, and has never been, a debtor in a bankruptcy case.

(i) Absence of Default. The Manager is, and has always been, in compliance with all of the provisions of its Organizational Documents, as the same may have been amended or restated (or comparable constitutive documents) and no event has occurred, or failed to occur, which has not been remedied or waived, the occurrence or nonoccurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) a Manager Termination Event or (ii) a default by the Manager under any agreement or other instrument, or any judgment, decree or order to which the Manager is a party or by which the Manager or any of its properties or assets may be bound, which default could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(j) Disclosure. The Manager has not failed to disclose any fact, circumstance or other information which could, either alone or in conjunction with all other such facts, circumstances and information, reasonably be expected to result in a Material Adverse Change; and to the Manager’s knowledge, there is no fact that has specific application to any of the Manager, Manufacturing, NexCen Brands or any of their Affiliates (other than general economic or industry conditions) and that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. This representation shall not be affected by any investigation made by or on behalf of the Agent.

(k) Information. All written information, reports and other papers and data furnished to the Agent, with respect to the Manager, shall be, at the time the same is so furnished, complete, true and correct in all material respects as and when made.

(l) Taxes. The Manager has timely filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto. There has been no waiver of any statutes of limitation in respect of taxes or agreement to any extension of time with respect to a tax assessment or deficiency of the Manager; there is no material claim, audit, action, suit or proceeding against or with respect to the Manager in any tax; the Manager has not received from any taxing authority any formal or informal (x) notice indicating an intent to open an audit or other review, (y) request for information related to tax matters or (z) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against the Manager.

(m) Subsidiaries. As of the date hereof, there are no corporations, partnerships, limited liability companies, joint ventures or other business entities in which the Manager owns, of record or beneficially, a direct or indirect equity interest or contract or agreement, contingent or otherwise, to acquire the same.

(n) Absence of Liabilities. The Manager has no Indebtedness.

(o) Manufacturing Assets. The Manager does not have any interest in or own any of the Manufacturing Assets.

(p) Real Property. The Manager does not own any real property.

(q) Insurance. The Manager has insurance in coverages and amounts that is prudent and customary for its business, including in the performance of its duties and undertakings contemplated hereunder and under the other Transaction Documents. All such insurance is primary coverage and all premiums therefor due have been paid in full. Schedule 1 sets forth a complete, true and correct list of all certificates of insurance, binders for insurance policies and insurance maintained by the Manager, or under which the Manager is the beneficiary of coverage.

(r) Factual Assumptions. The factual assumptions identified in the opinion letter delivered by Baker & McKenzie LLP or Kirkland & Ellis LLP on the Restatement Date or on any Funding Date with respect to certain bankruptcy matters are true and accurate as of such date with respect to the Manager.

(s) Corporate Structure. The Manager is a wholly-owned subsidiary of NexCen Brands.

ARTICLE VI.

COVENANTS OF THE MANAGER

Section 6.1 Covenants. So long as this Supply Management Agreement remains in effect:

(a) Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each of its fiscal quarters and ninety (90) days after the end of each of its fiscal years, the Manager shall deliver to Manufacturing and the Agent a statement of income and statement of cash flow for the Manager for such quarter and such year, as the case may be, setting forth in each case in comparative form the figures for the previous period, and a balance sheet of the Manager as at the end of such quarter and such year, as the case may be, all prepared by management of the Manager in accordance with GAAP (applied on a consistent basis) and certified as being complete, true and correct by the Manager.

(b) Instruments. The Manager shall not take any action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) or any title in bearer form except in connection with the enforcement or collection of a Receivable.

(c) Information. From time to time and promptly upon request of Manufacturing, Franchising, the Issuer, any Back-up Manager or the Agent, the Manager shall deliver to the requesting party such information, reports and other papers and data regarding the business, assets, liabilities, financial condition or results of operations with respect to the Manufacturing Assets as any requesting party may reasonably request, in each case in form and substance reasonably satisfactory to the requesting party.

Written information, reports and other papers and data furnished to Manufacturing or the Agent by or on behalf of the Manager, shall be, at the time the same is so furnished, complete, true and correct in all material respects. This covenant shall not be affected by any investigation made by or on behalf of Manufacturing or the Agent.

(d) Company Existence; Governing Documents. The Manager will keep in full force and effect its existence and rights as a corporation under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Supply Management Agreement. The Manager will not form or otherwise acquire the equity interests in any other Person unless the primary business purpose of such entity is consistent with, and in furtherance of, the business of Manufacturing and other parties to management agreements with the Manager.

(e) Applicable Law. If the Grant by Manufacturing of the first priority perfected security interests under the Security Agreement, or any portion or aspect thereof, requires any further approval, perfection or compliance with any Applicable Law or administrative rule, or shall be prohibited under or in violation of any Applicable Law or administrative rule, the Manager agrees to cause Manufacturing to do all things and, at its expense, to take all action reasonably necessary or advisable to obtain all such approvals and to accomplish such perfection or compliance, and/or expeditiously to remove any prohibition and cure any violation, so as to effectuate to the fullest extent permissible by law the entire security interest Granted under the Security Agreement.

(f) No Liens. The Manager shall not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of Manufacturing other than Permitted Encumbrances.

(g) Inspection. On a monthly basis and at any other time and from time to time, deemed necessary in the Agent’s, Manufacturing’s (each in their sole discretion), the Manager shall permit Manufacturing or the Agent, or their respective agents or representatives (including Agent’s Professionals and Consultants), during regular business hours and without charge and at the sole cost and expense of the Manager (provided that so long as no Manager Termination Event or Event of Default under the Security Agreement has occurred and has not been waived, such cost and expenses shall not exceed $500,000 per year): (i) to examine and make copies of and abstracts from the books and records (financial and corporate) of the Manager, insofar as they relate to the Manufacturing Assets or its duties hereunder as Manager and (ii) to visit the offices and properties of the Manager for the purpose of examining such books and records and to discuss matters relating thereto and to the performance of the Manager under this Supply Management Agreement with any of the officers or employees of the Manager having knowledge of such matters.

(h) Manager’s Report. On or before the tenth day after each Collection Period, the Manager shall deliver to Manufacturing (with a copy to the Agent and any Back-up Manager) (i) a report, substantially in the form of Exhibit C attached hereto and (ii) an Officer’s Certificate of the Manager certifying that each of the representations and warranties in this Supply Management Agreement are complete, true and correct as of such date. The Manager Report shall include, without limitation, all deposits into, and withdrawals from, the GAC Manufacturing Operating Account, along with a list of the actual expenditures made with respect to such flow of funds.

(i) Manager Not to Resign; No Assignment.

(i)
The Manager shall not resign from the respective duties and obligations hereby imposed on it except upon a determination by Manufacturing, the Issuer and the Agent that by reason of a change in applicable legal requirements the continued performance by the Manager of its duties under this Supply Management Agreement would cause it to be in material violation of such legal requirements (i.e., requirements pursuant to law or regulation, rather than contractual), said determination to be evidenced by a an opinion of counsel to such effect.

(ii)	The Manager may not assign this Supply Management Agreement, or any of its rights, powers, duties or obligations hereunder without the prior written consent of Manufacturing and the Agent.

(iii)
Except as provided in Sections 7.2 and 7.3, the duties and obligations of the Manager under this Supply Management Agreement shall continue until this Supply Management Agreement shall have been terminated as provided in Articles III and VII, and shall survive the exercise by Manufacturing or the Agent of any right or remedy under this Supply Management Agreement, or the enforcement by Manufacturing or the Agent of any provision of this Supply Management Agreement. The Manager shall continue to serve as Manager hereunder until such time as a successor shall be appointed and assume the duties of Manager hereunder.

(j) Contracts. The Manager shall not, and shall not cause Manufacturing to enter into or be a party to any agreement or instrument without the prior written consent of the Agent; provided, however, that such consent of the Agent shall not be required for Manufacturing to enter into contracts and agreements with third parties, entered into in the ordinary course of Manufacturing’s business and that do not impair Manufacturing’s ability to perform its obligations under the Manufacturing Agreement and the Transaction Documents.

(k) Absence of Liabilities. The Manager will not incur any Indebtedness.

(l) Insurance. The Manager shall maintain, or cause Manufacturing to maintain, as applicable, with financially sound insurers with an S&P Credit Rating of not less than “BBB-” and with a claims-paying ability rated not less than “A:VIII” by A.M. Best’s Key Rating Guide, insurance coverages customary for business operations of the type conducted in respect of the transactions contemplated by the Transaction Documents and the Manufacturing Assets managed by the Manager. The Manager shall annually provide to the Agent evidence reasonably satisfactory to the Agent (which may be by cover note) that the insurance required to be maintained by the Manager and Manufacturing hereunder is in full force and effect, by not later than December 31 of each calendar year. The Manager shall provide written notice to the Agent, within five (5) days of knowledge thereof, of any default, breach or condition, which with the giving of notice or the lapse of time, would constitute a default under, or breach of, any of its insurance policies.

(m) Taxes. The Manager shall, and shall on behalf of Manufacturing (out of the portion of its Manager Fee related to such purpose), (i) pay all Taxes when due or payable, together with any interest or penalty, addition to tax or additional amount imposed thereon or in connection therewith, (ii) file, when due, all tax returns, statements, reports or forms required to be filed with any taxing authority and (iii) except for consolidated tax returns, not become, or permit itself to become, liable for the Taxes of any other person or entity, whether by contract, operation of law or otherwise. The Manager shall provide prompt (and in any event within three (3) Business Days) notice to the Agent of (x) any formal or informal notice from any taxing authority of any intent to open an audit or other review or (y) any claim, audit, action suit or proceeding against or with respect to the Manager or Manufacturing in respect of any tax.

(n) Litigation. The Manager, upon obtaining knowledge thereof, shall provide prompt (and in any event within three (3) Business Days) written notice to the Agent with respect to the threat or commencement of any material litigation, arbitration or administrative proceedings against Manufacturing or any property included in the Collateral that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or a liability in any amount. In the event that any such litigation, arbitration or other proceeding shall have been commenced, the Manager shall keep the Agent informed on a regular basis as reasonably requested by the Agent regarding the same. The Agent shall be entitled, but not obligated, to consult with the Issuer, the Co-Issuers, any Support Fund, the Manager, NexCen Brands and any of their Affiliates with respect to, and participate in the defense or resolution of, any such proceeding.

(o) Bankruptcy. The Manager or any assignee or successor to the Manager or substantially all of the business of the Manager; will not (i) voluntarily institute, or consent to the institution of, bankruptcy or insolvency proceedings, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for it, or any substantial part of its assets, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action; or (ii) consolidate, merge, dissolve or liquidate, in whole or in part.

(p) Factual Assumptions. The Manager shall not take any action which shall cause the factual assumptions identified in the opinion letter delivered by Baker & McKenzie LLP or Kirkland & Ellis LLP on any Funding Date and on the Restatement Date with respect to certain bankruptcy matters to no longer be true and accurate with respect to the Manager.

(q) Updated Information. The Manager shall promptly update (and in any event, at least once per calendar quarter) Exhibit D and Schedule 1 hereto to the extent that any of the information contained therein has changed.

ARTICLE VII.

MANAGER TERMINATION EVENT

Section 7.1 Manager Termination Event. Each of the following shall constitute a “Manager Termination Event”, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or non-governmental body or otherwise:

(a) the Manager shall fail, (i) within two (2) Business Days after the date the same is due, to deliver a Manager’s Report to Manufacturing, any Back-up Manager and the Agent or (ii) within two (2) Business Days after receipt thereof, to remit or cause to be remitted to the related Co-Issuer Collection Account, or such other account as directed by Manufacturing (with the consent of the Agent), any License Income or other Collections received by the Manager;

(b) default in the performance, or breach, of any covenant of the Manager in this Supply Management Agreement (not referenced in clause (a) above), and continuance of such default or breach for a period of five (5) Business Days;

(c) a failure of any representation or warranty of the Manager in this Supply Management Agreement to be complete, true and correct as and when made;

(d) either (i) the filing of an involuntary case in respect of the Manager under the federal bankruptcy laws, as not or hereafter in effect, or any other present or future period of thirty (30) consecutive days or (ii) the entry of a decree or order for relief by a court having jurisdiction in respect of the Manager in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Manager or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Manager or any assignee or successor to the Manager or substantially all of the business of the Manager;

(e) the commencement by the Manager of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Manager to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Manager or any substantial part of its property or the making by the Manager of an assignment for the benefit of creditors or the failure by the Manager generally to pay its debts as such debts become due or the taking of action by the Manager in furtherance of any of the foregoing;

(f) (i) either (A) a final non-appealable judgment shall be entered by any court against the Manager for the payment of money the uninsured portion of which, together with the uninsured portion of all other outstanding final non-appealable judgments against the Manager, exceeds $250,000 in the aggregate, or (B) a warrant of attachment or execution or similar process shall be issued or levied against any of the Manager’s $250,000 in the aggregate, and (ii) if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or a bond satisfactory to the related court shall not have been posted;

(g) the Manager shall cease to carry on, or be enjoined, restrained or in way prevented by the order of any Governmental Authority from conducting, any material part of the business of the Manager;

(h) the occurrence of an Event of Default under, and as defined in, the Security Agreement;

(i) any report of material adverse findings from the SEC, any other regulatory body or Governmental Authority, or independent counsel in connection with an investigation, that either (i) may materially impair, or has materially impaired, the value of Assets or (ii) results, directly or indirectly in the delisting of NexCen Brand’s stock from the NASDAQ stock market;

(j) Kenneth J. Hall is no longer employed as Chief Financial Officer or another officer having higher authority and responsibility for the management of NexCen Brands, and a replacement acceptable to Agent (which acceptance will not be unreasonably withheld) has not been named within sixty (60) days of the effective or constructive date of the cessation of his activities as Chief Financial Officer (such 60-day period does not re-start if proposed replacement is not acceptable to the Agent);

(k) Michael C. “Chris” Dull is no longer employed as President, Chief Executive Officer or another officer having ultimate authority and responsibility for the management of NexCen Franchise Management, Inc., and a replacement acceptable to Agent (which acceptance will not be unreasonably withheld) has not been identified within sixty (60) days of the effective or constructive date of the cessation of his activities as President (such 60-day period does not re-start if proposed replacement is not acceptable to the Agent);

(l) (i) for the period from the Restatement Date continuing through March 31, 2009, Marvin Traub shall have resigned from the Board of Directors of NexCen Brands, unless the BBI Entities and Waverly have been sold in accordance with the terms of the Security Agreement prior to such resignation, or (ii) from the Restatement Date for the period continuing through December 31, 2009, any three of James T. Brandy, David S. Oros, Paul Caine, Edward J Mathias and George P. Stamas shall have resigned from the Board of Directors of NexCen Brands;

(m) on or after December 31, 2009, the Rolling 12 Month Free Cash Flow Margin with respect to the Issuer and all of the Co-Issuers for the preceding twelve (12) months is less than 40%;

(n) NexCen Brands shall have received a qualified audit report for its fiscal year 2008 financial statements or with respect to any of its financial statements delivered thereafter;

(o) the occurrence of any Material Adverse Change;

(p) any material provision of this Supply Management Agreement, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or the Manager, the Issuer, Manufacturing, NexCen Brands or any other Person contests, attacks or challenges in any manner the validity or enforceability of any provision of any this Supply Management Agreement; or the Manager, the Issuer, Manufacturing or NexCen Brands denies that it has any further liability or obligation under this Supply Management Agreement, or purports to revoke, terminate or rescind any provision of this Supply Management Agreement;

(q) the Manager shall have incurred any Indebtedness; or

(r) the Manager is no longer a wholly-owned subsidiary of NexCen Brands;

provided, however, that for purposes of effecting a cure of a Manager Termination Event described in clause (q) above, the Manager shall be entitled to redeem any Indebtedness it may have then outstanding or then pledge to the Agent cash in an amount, and upon terms, as may be acceptable to Manufacturing and the Issuer, and then only upon the prior written consent and approval of the Agent.

Section 7.2 Termination of Manager.

(a) Upon the occurrence of any Manager Termination Event, the Manager shall give notice thereof to Manufacturing, the Issuer, each Back-up Manager (if any), each Noteholder and the Agent within two (2) Business Days of its actual knowledge thereof. Manufacturing, the Issuer and the Agent shall have all rights and remedies against the Manager as may exist at law or in equity. Upon, or at any time after the occurrence of, a Manager Termination Event, Manufacturing and the Issuer may, with the consent of the Agent (and shall, at the direction of the Agent or the Noteholders), by notice then given in writing to the Manager (a “Manager Termination Notice”) with a copy to the Agent, terminate all or any part of the rights and obligations of the Manager under this Supply Management Agreement.

(b) After receipt by the Manager of a Manager Termination Notice all authority and power of the Manager under this Supply Management Agreement shall terminate with respect to the rights and obligations so terminated.

(c) All costs and expenses incurred by the Manager in connection with the transfer of the Manager’s duties hereunder to a successor manager following a Manager Termination Event shall be for the account of and payable by, jointly and severally, the Manager and NexCen Brands.

Section 7.3 Appointment of Successor. On and after the time specified in a Manager Termination Notice pursuant to Section 7.2(a), a successor manager shall be appointed by Manufacturing and the Issuer, with the prior written consent, or upon the direction, of Agent in its sole discretion, such successor manager shall be the successor in all respects to the Manager in its capacity as Manager under this Supply Management Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Manager by the terms and provisions hereof, provided, that the successor manager shall have no liability for actions or inactions of the predecessor Manager.

The successor manager shall be entitled to receive all reasonable costs incurred by the successor manager in connection with assuming the duties and obligations of the Manager hereunder (which shall be included in its Operating Expenses). Notwithstanding the above, if the Manager shall resign as provided in Section 6.1(i), Manufacturing shall take such actions as may be necessary to cause the appointment of a successor manager with the prior written consent, or upon the direction of the Agent, in its sole discretion.. The successor manager and the Manager, as the case may be, shall take such actions, consistent with this Supply Management Agreement, as shall be necessary to effectuate any such succession. Such successor manager shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Manager by the terms and provisions hereof.

In no event shall any successor manager be appointed without prior written consent of the Agent in its sole discretion.

Section 7.4 Back-up Manager. One or more Back-up Managers may be appointed by the Agent, from time to time, and at any time, in its sole and absolute discretion. The Issuer and the Manager, agree to allow, and consent to, any modifications to this Supply Management Agreement, the Security Agreement and any other Transaction Documents that are reasonably requested by any appointed Back-up Manager or by the Agent in connection with arrangements related to the appointment of such Back-up Manager or the performance of its duties hereunder or under any other Transaction Document. The Back-up Manager shall perform, without limitation, such services under the this Agreement as directed by the Agent, from time to time, in its sole and absolute discretion. Any such Back-up Manager appointed pursuant to this Section shall be entitled to the applicable Back-up Manager Fee.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1 Notices. All notices from one party to the other party shall be in writing and shall be sent to the other party’s address by delivery by a reputable courier service or by registered mail (return receipt requested), all charges prepaid. The date of receipt or refusal shall be the effective date of any such notice. Copies of all notices and reports delivered to Manufacturing pursuant to Sections 2.1(a)(xiii), 6.1(a), 6.1(c), 6.1(e) and 6.1(h) shall also be concurrently delivered to the Agent and each Back-up Manager (if any) and any party authorized, in writing, by Manufacturing to receive such notices and reports.

Manufacturing GAC Manufacturing, LLC c/o NB Supply Management Corp. 1346 Oakbrook Drive, Suite 170 Norcross, GA 30093 Attention: General Counsel	The Manager NB Supply Management Corp. 1346 Oakbrook Drive, Suite 170 Norcross, GA 30093 Attention: General Counsel

Section 8.2 Entire Agreement. This Supply Management Agreement sets forth the entire agreement and understanding among the parties with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made.

Section 8.3 Severability. If any provision of this Supply Management Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Supply Management Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Supply Management Agreement.

Section 8.4 CONSENT TO JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MANUFACTURING MANAGEMENT AGREEMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING, OR DELIVERY, OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 8.1 HEREOF. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 8.5 Waiver of Jury Trial. The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Supply Management Agreement, or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 8.5 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Supply Management Agreement or any provision hereof, the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Supply Management Agreement.

Section 8.6 Further Assurances. The Manager shall furnish Manufacturing with any further instruments, in form and substance reasonably satisfactory to it which it may reasonably require or deem necessary, from time to time, to evidence, establish, protect, enforce, defend or secure it and any and all of its rights hereunder.

Section 8.7 Amendments; Waivers. Any term, covenant, agreement or condition of this Supply Management Agreement may only be amended with the consent of the Manager, Manufacturing and the Agent or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by Manufacturing and the Agent in its sole discretion and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation (whether such amendment is executed or such consent or waiver is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or as a Manager Termination Event.

Section 8.8 Successors and Assigns. This Supply Management Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. All agreements, statements, representations and warranties made by the Manager herein or in any certificate or other instrument delivered by the Manager or on its behalf under this Supply Management Agreement shall be considered to have been relied upon by Manufacturing and shall survive the execution and delivery of this Supply Management Agreement.

Section 8.9 Severability of Provisions. Any provision of this Supply Management Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Manager hereby waives any provision of Applicable Law that renders any provision of the prohibited or unenforceable in any respect.

Section 8.10 No Bankruptcy Petition. The Manager by entering into this Supply Management Agreement covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer or any other Co-Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

Section 8.11 Relationship of Parties. Except as provided in Section 8.18, nothing contained in this Supply Management Agreement is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy, agency or other relationship of any nature whatsoever between Manufacturing, on the one hand, and the Manager, on the other hand. The Manager acknowledges that (a) the Manager is represented by competent counsel and has consulted counsel before executing this Supply Management Agreement and (b) it shall rely solely on its own judgment and advisors in entering into the transactions contemplated hereby.

Section 8.12 Limitation on Liability; Indemnity. (a) None of the shareholders, directors, officers, employees or agents of the Manager shall be under any liability to Manufacturing or any other person for any action taken or for refraining from the taking of any action taken in good faith pursuant to this Supply Management Agreement; provided, however, that this provision shall not protect the Manager against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder.

(a) Notwithstanding the foregoing, the Manager hereby agrees to indemnify and hold harmless each of the Issuer, Manufacturing, the Agent, Noteholder, each other Indemnified Party, each successor and assign of the Issuer, Manufacturing, the Agent, each Noteholder, each other Indemnified Party, as the case may be, and each of their respective officers, directors, affiliates, agents and representatives from and against any claim, loss, liability, damage, settlement, cost or other expense including reasonable attorney’s fees and expenses that arise out of, relate to or are in connection with any negligent act or any negligent failure to act of the Manager in the performance of its duties hereunder or any breach by the Manager of any representation, covenant or other provision hereunder.

This Section 8.12 shall survive termination of this Supply Management Agreement.

Section 8.13 Errors and Omissions Insurance. The Manager shall maintain, at its own expense, an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Manager in any capacity with regard to the handling of money, documents and papers relating to the Manufacturing Assets. Any such errors and omissions insurance shall protect and insure the Manager against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent managers. No provisions of this Section 8.13 requiring such errors and omissions insurance shall diminish or relieve the Manager from its duties and obligations as set forth in this Supply Management Agreement. The Manager shall cause to be delivered to Manufacturing a certification evidencing coverage under such insurance policy. Any such insurance policy shall not be cancelled or modified in a materially adverse manner without ten (10) days prior written notice to Manufacturing and the Agent.

Section 8.14 Governing Law.

THIS MANUFACTURING MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 8.15 Counterparts. This Supply Management Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

Section 8.16 Limitation on Payment. Any and all payments, including but not limited to fees, expenses and costs, to be made to the Manager under this Supply Management Agreement shall be made only to the extent of funds available therefor in accordance with Sections 11.7 and 14.1, as applicable, of the Security Agreement and the GAC Supply and Manufacturing related Security Agreement Supplement.

Section 8.17 Separate Identity Provisions. By entering into this Supply Management Agreement, the Manager covenants and agrees that, prior to the date after the Facility Termination Date on which all Secured Obligations are paid indefeasibly in full in cash, the Manager shall:

(a) conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that its assets are available to pay the creditors of any other Person (other than as expressly provided herein);

(b) maintain corporate records and books of account separate from those of any other Person;

(c) establish and maintain an office through which its business shall be conducted separate and apart from those of its Affiliates or, if it shares office space with any Affiliate, it shall allocate fairly and reasonably any overhead and expenses for such shared office space;

(d) conduct its business using letterhead separate from those of its Affiliates;

(e) obtain proper authorization for all action requiring such authorization;

(f) pay its own operating expenses and liabilities from its own funds;

(g) continuously maintain its resolutions, agreements and other instruments underlying the transactions described in this Supply Management Agreement as part of its official records;

(h) maintain an arm’s-length relationship with its Affiliates, and shall not hold itself out as being liable for the debts of any other Person, except as contemplated by this Supply Management Agreement and the other Transaction Documents;

(i) keep its assets and liabilities separate from those of all other entities, except as contemplated by this Supply Management Agreement and the other Transaction Documents;

(j) not maintain bank accounts or other depository accounts to which any Affiliate is an account party or from which any Affiliate has the power to make withdrawals, except as contemplated by this Supply Management Agreement and the other Transaction Documents;

(k) not amend, supplement or otherwise modify its organizational documents, except in accordance therewith; and

(l) observe all procedures required by its organizational documents and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect the interests of Manufacturing or its ability to perform its obligations hereunder.

Section 8.18 Status of Parties. The Manager is authorized pursuant to this Supply Management Agreement to act as the authorized agent of Manufacturing for the purposes set forth in this Supply Management Agreement.

Section 8.19 Limitations on Authority. Except as expressly set forth herein, the Manager shall not be authorized to manage the affairs of Manufacturing. The management, policies, and operations of Manufacturing shall be the responsibility of Manufacturing and officers of Manufacturing, acting pursuant to and in accordance with Manufacturing’s Organizational Documents and other applicable documents.

Section 8.20 Headings and Captions. The headings or captions in this Supply Management Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Supply Management Agreement or any provisions thereof.

Section 8.21 Third Party Beneficiary. Each of the Agent, each Noteholder and each other Indemnified Party is an express third party beneficiary hereof. The Agent’s consent shall be required for any amendment, termination or waiver hereunder; provided, however, that all rights of such Person hereunder, other than with respect to Sections 8.10 and 8.12(b) hereof or any provision that survives termination hereof, shall terminate on the day after the date on which all Secured Obligations are indefeasibly paid in full in cash (other than with respect to any indemnity obligations or obligations under any Transaction Document that by their terms survive the termination thereof).

Section 8.22 Effect on Amended and Restated Supply Management Agreement; Acknowledgement. The Supply Management Agreement shall not effect a novation of the obligations of the parties to the Original Supply Management Agreement, but instead shall be merely a restatement and, where applicable, an amendment of the terms governing such obligations. The parties hereto acknowledge and consent to the amendment and restatement of the Original Supply Management Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Supply Management Agreement has been executed by the duly authorized signatories of the parties hereto all as of the day and year first above written.

NB SUPPLY MANAGEMENT CORP.,
as Manager

By:
Name:
Title:

GAC MANUFACTURING, LLC,
as Manufacturing

By:
Name:
Title: